                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                        ______________________

                              FORM S-8
                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933
                      ________________________

                           NORDSTROM, INC.
        (Exact Name of Registrant as Specified in Its Charter)

         Washington                             91-0515058
 (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                                                  David L. Mackie
   1617 Sixth Avenue, 6th Floor             1700 Seventh Avenue, 7th Floor
   Seattle, Washington  98101                Seattle, Washington  98101
(Address of Principal Executive Offices,           (206) 303-4401
      including zip code)                  (Name, address and telephone
                                              number,including area code,
                                              of agent for service)


             2002 Nonemployee Director Stock Incentive Plan
                          (Full Title of Plan)

                              Copies to:
                         Gregory L. Anderson
                           William W. Lin
                   Lane Powell Spears Lubersky LLP
                    1420 Fifth Avenue, Suite 4100
                    Seattle, Washington 98101-2338

                    CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum     Proposed Maximum
Title of Securities   Amount To Be    Offering Price Per   Aggregate Offering       Amount of
 To Be Registered     Registered(1)         Share(2)            Price(2)       Registration Fee
------------------    --------------   ------------------   ------------------   ----------------
  Common Stock,
no par value to be      450,000            $20.50               $9,225,000             $849
 issued under the
     2002
  Nonemployee
 Director Stock
 Incentive Plan

(1) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares of Common Stock reserved for issuance pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $20.50 based on the average of the high ($21.00) and low ($20.00) sales prices for the Common Stock on November 5, 2002 as reported on the New York Stock Exchange.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Nordstrom, Inc. (the "Registrant" or "Company"), a Washington corporation, to register 450,000 shares of its common stock, no par value (the "Common Stock"), issuable to nonemployee directors of the Company under the 2002 Nonemployee Director Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.   Registrant  Information  and  Employee  Plan  Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

(a) The Registrant's latest Annual Report on Form 10-K for the year ended January 31, 2002 filed with the Commission on April 18, 2002, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

      (b)   All other reports filed by the Registrant pursuant to Section
            13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002 filed with the Commission on June 7, 2002 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 filed with the Commission on September 12, 2002; and

      (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (Registration No. 001-15059) filed under Section 12(b) of the Exchange Act on June 2, 1999.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities.

Not applicable.


Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the common stock offered hereby are being passed upon by Lane Powell Spears Lubersky LLP, Seattle, Washington. D. Wayne Gittinger, a director of the Registrant, is a partner of Lane Powell Spears Lubersky LLP. Members of that firm owned directly or indirectly an aggregate of approximately 10,500,000 shares of Common Stock of the Registrant as of October 30, 2002.

Item 6.  Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article XI of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the fullest extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article IX of the Amended and Restated Articles of Incorporation of the Registrant eliminates any personal liability of a director to the Registrant or its shareholders for monetary damages for conduct as a director, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation of the Registrant became effective. If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Registrant's power to eliminate or limit the liability of a director to the Registrant, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes to power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended. Article IX of the Amended and Restated Articles of Incorporation of the Registrant also contains a provision that no amendment or repeal of the Amended and Restated Articles of Incorporation of the Registrant shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

Exhibit
Number      Description
-------     ------------
    5.1      Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

10.1 2002 Nonemployee Director Stock Incentive Plan, as amended effective November 6, 2002 (filed herewith)

    23.1     Independent Auditors' Consent (filed herewith)

    23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

    24.1     Power of Attorney (see signature page)


Item 9.  Undertakings.

A.    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section 10(a)(3)
                                 of the Securities Act;


               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 6th day of November, 2002.


                                                           NORDSTROM, INC.


                                                    /s/ BLAKE W. NORDSTROM
                                                    ----------------------
                                                   By:  Blake W. Nordstrom
                                                                 President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Blake W. Nordstrom and Michael G. Koppel, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 6th day of November 2002.

SIGNATURE                     TITLE


/s/ BLAKE W. NORDSTROM     President (Principal Executive Officer)
-------------------------
    Blake W. Nordstrom


/s/ MICHAEL G. KOPPEL      Executive Vice President and Chief Financial
-------------------------   Officer (Principal Financial and Accounting
    Michael G. Koppel       Officer)





/s/ D. WAYNE GITTINGER    Director     /s/ JOHN N. NORDSTROM       Director
-------------------------              ---------------------------
    D. Wayne Gittinger                     John N. Nordstrom



/s/ ENRIQUE HERNANDEZ, JR.  Director   /s/ ALFRED E. OSBORNE, JR.  Director
-------------------------              ---------------------------
    Enrique Hernandez, Jr.                 Alfred E. Osborne, Jr.



/s/ JOHN A. MCMILLAN      Director    /s/ WILLIAM D. RUCKELSHAUS   Director
-------------------------             ---------------------------
    John A. McMillan                      William D. Ruckelshaus



/s/ BRUCE A. NORDSTROM    Director     /s/ BRUCE G. WILLISON       Director
-------------------------              ---------------------------
    Bruce A. Nordstrom                     Bruce G. Willison



                                       /s/ ALISON A. WINTER        Director
                                       ---------------------------
                                           Alison A. Winter

INDEX TO EXHIBITS

Exhibit
Number      Description
--------    --------------
5.1         Opinion of Lane Powell Spears Lubersky LLP regarding the legality of the Common Stock being registered

10.1        2002 Nonemployee Director Stock Incentive Plan, as amended effective November 6, 2002 (filed herewith)

23.1        Independent Auditors' Consent

23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

24.1        Power of Attorney (see signature page)


                                                                   EXHIBIT 5.1



                                                              November 6, 2002


Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington  98101-1742

Dear Sir or Madam:

We have acted as counsel for Nordstrom, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement on Form S-8 (the "Registration Statement") relating to 450,000 shares of common stock, no par value (the "Common Stock"), issuable to nonemployee directors of the Company under the 2002 Nonemployee Director Stock Incentive Plan, as amended effective November 6, 2002 (the "Plan").

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company's management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Washington and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that upon issuance and delivery of the shares of Common Stock pursuant to the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions contained in this letter are given as of the date hereof, and we render no opinion as to any matter brought to our attention subsequent to the date hereof. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments or supplements thereto.

                                           Very truly yours,

                                           /s/ LANE POWELL SPEARS LUBERSKY LLP
                                           ------------------------------------
                                               LANE POWELL SPEARS LUBERSKY LLP

                                                              EXHIBIT 10.1

NORDSTROM, INC.
2002 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
(as amended effective November 6, 2002)

     ARTICLE 1.  INTRODUCTION.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of Shareholder value by (a) encouraging the attraction and retention of Nonemployee Directors with exceptional qualifications and (b) linking Nonemployee Directors directly to Shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options or stock appreciation rights. Capitalized terms are defined in Section 15 below.

     ARTICLE 2.  ADMINISTRATION.

     2.1 Committee Composition. The Plan shall be administered by the Corporate Governance and Nominating Committee (the "Committee").

     2.2 Committee Responsibilities. The Committee shall (a) select the Nonemployee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

     3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 450,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

     3.2 Additional Shares. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

     3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     ARTICLE 4.  ELIGIBILITY.

     4.1 Grants. Only Nonemployee Directors shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

     ARTICLE 5.  OPTIONS.

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, as determined by the Committee.

     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     5.5 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify outstanding Options; provided that no Option shall be repriced. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.6 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     ARTICLE 6.  PAYMENT FOR OPTION SHARES.

     6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except the Committee (in its sole discretion) may at any time accept payment in any form(s) described in this
Article 6.

     6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that have been owned by the Optionee for at least six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, and as permitted by law, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     6.5 Other Forms of Payment. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price may be paid in any other form that is consistent with applicable laws, regulations and rules.

     ARTICLE 7.  STOCK APPRECIATION RIGHTS.

     7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.

     7.3  Exercise Price.  Each SAR Agreement shall specify the Exercise
Price.

     7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an NSO at the time of grant or thereafter.

     7.5 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     7.6 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify outstanding SARs; provided that no SAR shall be repriced. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

     ARTICLE 8.  RESTRICTED SHARES.

     8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

8.3 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other Shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.  STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5  Form and Time of Settlement of Stock Units.  Settlement of vested
Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

9.7 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.  PROTECTION AGAINST DILUTION.

10.1  Adjustments.  In the event of a subdivision of the outstanding
Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(a)  The number of Options, SARs, Restricted Shares and
      Stock Units available for future Awards under Article 3;

(b)  The number of Common Shares covered by each outstanding Option and SAR;

(c)  The Exercise Price under each outstanding Option and SAR; or

(d) The number of Stock Units included in any prior Award which has not yet been settled.

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Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for settlement of the full value, if any, of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 11.  DEFERRAL OF AWARDS.

To the extent permitted and consistent with the terms of the Nordstrom, Inc. Directors Deferred Compensation Plan ("DDCP"), the Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to such Participant's DDCP account;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units and credited to such Participant's DDCP account; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited as Stock Units to such Participant's DDCP account. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

     Provided, however, that such deferral shall not be effective unless the Participant enters into a deferral agreement with respect to the particular award at such time and in such form and manner as the Committee determines appropriate.

ARTICLE 12.  AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.


ARTICLE 13.  LIMITATION ON RIGHTS.

13.1 Shareholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a Shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when
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he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.2 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.


ARTICLE 14.  FUTURE OF THE PLAN.

14.1 Term of the Plan. The Plan, as set forth herein, shall become effective upon approval by the Company's shareholders. The Plan shall remain in effect until it is terminated under Section 14.2.

14.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's Shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 15.  DEFINITIONS.

15.1 "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

15.2 "Board" means the Company's Board of Directors, as constituted from time to time.

15.3  "Code" means the Internal Revenue Code of 1986, as amended.

15.4  "Committee" means a committee of the Board, as described in
Article 2.

15.5 "Common Share" means one share of the common stock of the Company.

15.6  "Company" means Nordstrom, Inc., a Washington corporation.

15.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

15.8 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

15.9 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems
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appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal of the closing bid price of the Common Shares on the New York Stock Exchange. Such determination shall be conclusive and binding on all persons.

15.10 "NSO" means a stock option not described in sections 422 or 423 of the Code.

15.11 "Option" means a NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.12 "Optionee" means an individual or estate who holds an Option or SAR.

15.13 "Nonemployee Director" shall mean a member of the Board who is not an employee or an officer of the Company.

15.14  "Participant" means an individual or estate who holds an Award.

15.15 "Plan" means this Nordstrom, Inc. 2002 Nonemployee Director Stock Incentive Plan, as amended from time to time.

15.16  "Restricted Share" means a Common Share awarded under the Plan.

15.17 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.18  "SAR" means a stock appreciation right granted under the Plan.

15.19 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

15.20 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.21 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

15.22 "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.
















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                                                               EXHIBIT 23.1


                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Nordstrom, Inc. and subsidiaries on Form S-8 of our report dated March 25, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. and subsidiaries for the year ended January 31, 2002.


/s/ DELOITTE & TOUCHE LLP
-------------------------
    Deloitte & Touche LLP

Seattle, Washington
November 7, 2002